Exhibit (a)(2)(A)

AMENDED AND RESTATED LETTER OF TRANSMITTAL

TO PURCHASE WARRANTS OF

ESSEX RENTAL CORP.

PURSUANT TO THE OFFER

DATED MAY 10, 2010, AS AMENDED AND SUPPLEMENTED ON JUNE 11, 2010

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5 P.M., U.S.
NEW YORK CITY TIME ON JUNE 29, 2010

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

BY MAIL, HAND OR OVERNIGHT DELIVERY:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
17 BATTERY PLACE, 8TH FLOOR
NEW YORK, NY 10004

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)

DESCRIPTION OF WARRANTS EXERCISED

(Please Fill in Exercised Certificates Exactly as Name(s) Appear(s) on Certificate(s))
(Attach Signed Additional List if Necessary)

Certificate numbers*	Number of warrants represented by certificate

TOTAL WARRANTS EXERCISED:

*	Need not be completed if warrants are being tendered through DTC.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,
INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:

The undersigned hereby exercises the above described Warrants (as hereinafter defined) to purchase the common stock, par value $.0001 per share (the “Common Stock”) of Essex Rental Corp., a Delaware corporation (the “Company”), pursuant to the Company’s Offer Letter (the "Original Offer Letter"), dated May 10, 2010, as amended and supplemented by the Supplement to Offer Letter, dated June 11, 2010 (the "Supplement") and this Amended and Restated Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to the holders of (i) publicly traded warrants (the “Public Warrants”) to purchase the Company’s common stock, par value $.0001 per share (the “Common Stock”), which were issued by the Company in its initial public offering and (ii) warrants to purchase shares of Common Stock sold in a private placement (the “Private Warrants” and together with the Public Warrants, the “Warrants”) that closed simultaneously with the Company’s initial public offering to Laurence S. Levy, the Company’s Chairman, Edward Levy, a member of the Company’s Board of Directors, and Isaac Kier, to tender Warrants for exercise on a cashless basis.  For each three Warrants tendered, the holder will receive one share of  Common Stock without paying a cash exercise price.  A holder may only tender Warrants in multiples of three.  The Company will not issue fractional shares of the Common Stock in this Offer and will not accept Warrants in multiples of other than three.  Holders may also exercise their Warrants for cash during the period of the Offer in accordance with the original terms of the Warrant.

A holder may tender some or all of its Warrants on these terms.  However, the Company will not accept more than an aggregate of 8,000,000 Warrants in this Offer, and because of the proration provisions described in the Offer, the Company will not accept all of the Warrants validly tendered in the Offer if more than 6,000,000 Warrants are validly tendered.  See “Oversubscription; Proration” in Section 1 of the Original Offer Letter previously distributed to Warrant holders, as amended and supplemented by the enclosed Supplement for a description of the Offer’s proration provisions.

The shares of Common Stock to be issued pursuant to the Offer are being offered and issued pursuant to the exemption from registration under the Securities Act of 1933 (the “Securities Act”) provided by Section 3(a)(9) of the Securities Act.  Shares of Common Stock issued in the Offer in exchange for the Warrants that are “restricted securities” within the meaning of the Securities Act will themselves be restricted securities.  Shares of Common Stock issued in the Offer in exchange for Warrants that are not restricted securities, including all of the Public Warrants not held by affiliates, will be freely tradable.

NO FRACTIONAL SHARES WILL BE ISSUED IN THE OFFER AND THE COMPANY WILL NOT ACCEPT WARRANTS IN MULTIPLES OF OTHER THAN THREE.

WARRANTS WHICH ARE NOT TENDERED OR ARE NOT ACCEPTED BY THE COMPANY BECAUSE THE OFFER IS OVERSUBSCRIBED WILL RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT $5.00 EXERCISE PRICE AND EXPIRATION DATE OF MARCH 4, 2011.

Subject to and effective upon acceptance for exercise of the Warrants exercised hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is amended, the terms and conditions of such amendment), the undersigned hereby agrees to subscribe for shares of the Common Stock, as described above, upon the tender of three Warrants per one share of Common Stock, on a cashless basis, as indicated on the first page of this Amended and Restated Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer, the Company will accept for exercise Warrants validly tendered, subject to the proration limitations described above.  In all cases, Warrants will only be accepted for exercise pursuant to the Offer after timely receipt of the depositary of certificates for Warrants either physically or through the book-entry delivery, a properly completed and duly executed Amended and Restated Letter of Transmittal or manually signed photocopy thereof, and the surrender of Warrants being tendered.

The undersigned acknowledges that they have been advised to consult with their own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a)           the undersigned has full power and authority to tender, subscribe for and purchase all of the Common Stock of the Company which may be received upon exercise of the Warrants pursuant to the Offer;

(b)           he, she or it has good, marketable and unencumbered title to the Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exercise, sale or transfer, and not subject to any adverse claim;

(c)           on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exercise of the Warrants tendered hereby;

(d)           the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e)           the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Amended and Restated Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Delivery of this Amended and Restated Letter of Transmittal and all other documents to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Amended and Restated Letter of Transmittal, including the accompanying instructions, before checking any box below. This Amended and Restated Letter of Transmittal is to be used only if (i) certificates are to be forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary) or (ii) delivery of Warrants is to be made by book-entry transfer to the depositary’s account at The Depositary Trust Company (“DTC”) pursuant to the procedures set forth in the Offer.

If you desire to tender Warrants pursuant to the Offer and you cannot deliver your Warrant certificate(s) (or you are unable to comply with the procedures for book-entry transfer on a timely basis) and all other documents required by this Amended and Restated Letter of Transmittal are delivered to the depositary prior to the Expiration Date, you may tender your Warrants according to the guaranteed delivery procedures set forth in Section 2 of the Offer Letter titled “Procedure for Exercising and Tendering Warrants.”

Delivery of documents to DTC does not constitute delivery to the depositary.

“Expiration Date” means 5:00 P.M., Eastern Daylight Time, on June 29, 2010.

The name(s) and address(es) of the registered holder(s) should be printed below, exactly as they appear on the certificates representing the Warrants tendered hereby. The certificate numbers, the number of Warrants represented by such certificates, and the number of Warrants that the undersigned wishes to tender and pursuant to which method, should be set forth in the appropriate boxes above.

THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF A WARRANT BY THE COMPANY FOR EXERCISE WILL CONSTITUTE A BINDING AGREEMENT BETWEEN THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.  NOTE: SIGNATURES MUST BE PROVIDED BELOW.  PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

This Amended and Restated Letter of Transmittal is to be completed by a holder of Warrants either if (i) Warrant Certificates are to be forwarded with this Amended and Restated Letter of Transmittal or (ii) if the Warrants the holder is electing to exercise are to be delivered by book-entry transfer pursuant to the procedures set forth in the Offer Letter under Section 2, “Procedure for Exercising and Tendering Warrants — Book-Entry Delivery.” Delivery of documents to DTC or to the Company does not constitute delivery to Continental Stock Transfer & Trust Company (the “Warrant Agent”).

The undersigned hereby:  (i) elects to exercise the Warrants described under “Election(s) to Exercise” below (Box 1); and (ii) agrees to purchase the Common Stock issuable thereunder pursuant to the terms and subject to the conditions described in the Offer Letter, as amended and supplemented by the Supplement, and this Amended and Restated Letter of Transmittal. The undersigned is the registered owner of all such Warrants and represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions to Registered Holder,” a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Amended and Restated Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exercise the Warrants described in Box 1 below, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Warrants being exercised hereby, waives any and all other rights with respect to such Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Warrants.

The undersigned hereby irrevocably constitutes and appoints the Warrant Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Warrants the undersigned is electing to exercise, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to: (i) deliver the Warrants the undersigned is electing to exercise to the Company or cause ownership of such Warrants to be transferred to, or upon the order of, the Company, on the books of the Warrant Agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Warrant Agent, as the undersigned’s agent, of the Common Stock to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exercise Warrants pursuant to the Offer; and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the exercised Warrants all in accordance with the terms and subject to the conditions of the Offer described in the Offer Letter, as amended and supplemented by the enclosed Supplement.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the Common Stock for the exercised Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the Common Stock (and accompanying documents, as appropriate) to the undersigned at the address shown above under “Description of Warrants” (on the cover page of this Letter of Transmittal) or provide the name of the account with the Warrant Agent or at DTC to which the Common Stock should be issued.

The undersigned understands that elections to exercise Warrants pursuant to the procedures described under Section 1, “General Terms” in the Offer Letter, as amended and supplemented by the enclosed Supplement, and in the instructions to this Amended and Restated Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the Offer Letter under Section 1, “General Terms,” as amended and supplemented by the Supplement, and subject to the conditions of the Offer set forth in the Offer Letter under Section 2.B., “Conditions of the Offer,” as amended and supplemented by the Supplement, subject only to withdrawal of elections to exercise on the terms set forth in the Offer Letter under Section 3, “Withdrawal Rights,” as amended and supplemented by the Supplement.  All authority conferred in this Amended and Restated Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned of any Beneficial Owners under this Amended and Restated Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

The undersigned hereby represents and warrants that it has full power and authority to exercise, assign and transfer the Warrants the undersigned has elected to exercise pursuant to this Amended and Restated Letter of Transmittal. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Company’s Warrant Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THE BOXES.

☐	CHECK HERE IF THE WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER AND COMPLETE BOX 4 BELOW.

Name

Address

Box 1
ELECTION TO EXERCISE

Complete the table below if you are electing to exercise Warrants by tendering three Warrants for one (1) share of Common Stock.  No fractional shares will be issued in the Offer and the Company will not accept Warrants in multiples of other than three.

A	B	C
Number of Warrants Being Tendered for Cashless Exercise	Number of Warrants Required to be Tendered per Share of Common Stock	Total Shares of Common Stock to be Issued (Divide Column A by Column B)
Three Warrants per one share

Box 2
SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if certificates for Common Stock purchased hereby are to be issued in the name of someone other than the undersigned.

Issue Common Stock certificates:
Name(s):

(please print)

Address(es):

Box 3
SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for Common Stock of the Company purchased are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below.

Mail Certificates to:

Name(s):

(please print)

Address(es):

Box 4
USE OF BOOK-ENTRY TRANSFER

To be completed ONLY if delivery of Warrants is to be made by book-entry transfer.
Name of Exercising Institution:
Account  Number:
Transaction Code Number:

Box 5
EXERCISING HOLDER SIGNATURE

☒

☒
(Signature of Registered Holder(s) or Authorized Signatory)

Note:  The above lines must be signed by the registered holder(s) of Warrants as their name(s) appear(s) on the Warrants or by person(s) authorized to become registered holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his, her or its full title below. See Instruction 5.

Name(s):

Capacity:

Street Address:

Telephone Number:

Tax Identification or Social Security Number:

Signature Guarantee:

(If Required by Instruction 4)

Authorized Signature:

Name:

(Please Print or Type)

Title:

Name of Firm:

(Must be an Eligible Institution as defined in Instruction 1)

Address:

Area Code and Telephone Number:

Dated:

PLEASE SIGN HERE
(To be completed by all Warrant Holders)

(Signature of Owners)

Dated:                                  , 2010

Name(s)

(please print)

Address(es)

Capacity (full title):

Telephone number:

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5.)

GUARANTEE OF SIGNATURE(S)

Name of Firm:

Authorized Signature:

Name:

(please print)

Title:

Address:

Area Code and Telephone Number:

Dated:  ____________________ , 20 _____

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	GUARANTEE OF SIGNATURE.

No signature guarantee is required if either:

(a)           this Amended and Restated Letter of Transmittal is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Amended and Restated Letter of Transmittal and such owner has not completed the box entitled “Special Delivery Instructions” or “Special Issuance Instructions”; or

(b)           such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an “Eligible Institution”); or

(c)           the Holders of such Warrants reside outside of the U.S. and are not otherwise tendering the Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Amended and Restated  Letter of Transmittal. See Instruction 5.

2.           DELIVERY OF AMENDED AND RESTATED LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES.

This Amended and Restated Letter of Transmittal is to be used only if:

•	certificates for Warrants are delivered with it to the Depositary; or

•	the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary; or

•	an exercise of Warrants pursuant to the procedure for tender and exercise by book-entry transfer set forth in Section 2 of the Offer Letter.

Unless Warrants are being tendered and exercised by book-entry transfer, as described below, the following documents should be mailed or delivered to the Depositary at the appropriate address set forth on the front page of this document and must be received by the Depositary prior to the expiration of the Offer: (a) a properly completed and duly executed Amended and Restated Letter of Transmittal or duly executed and manually signed facsimile copy of it, in accordance with the instructions of the Amended and Restated Letter of Transmittal (including any required signature guarantees); (b) certificates for the Warrants being exercised; and (c) any other documents required by the Amended and Restated Letter of Transmittal. If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Amended and Restated Letter of Transmittal must accompany each such delivery.

Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer. In order for shares to be validly tendered by book-entry transfer, the Depositary must receive, prior to the expiration date of the Offer, (a) confirmation of such delivery and (b) either a properly completed and executed Amended and Restated Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering warrant holder has not delivered an Amended and Restated Letter of Transmittal, and (c) all documents required by the Amended and Restated Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exercising the Warrants that such participant has received and agrees to be bound by the terms of the Amended and Restated Letter of Transmittal and that the Company may enforce such agreement against the participant. If the warrant holder is tendering by book-entry transfer, he, she or it must expressly acknowledge that he, she or it has received and agrees to be bound by the Amended and Restated Letter of Transmittal and that the Amended and Restated Letter of Transmittal may be enforced against him, her or it.

If Warrant certificates are not immediately available, the holder cannot deliver his, her or its Warrants and all other required documents to the Depositary or he, she or it cannot complete the procedure for delivery by book-entry transfer prior to the expiration date, then the Warrant holder may tender his, her or its Warrants pursuant to the guaranteed delivery procedure set forth in the Offer Letter, as amended and supplemented by the Supplement. Pursuant to such procedure:

(i)           such tender must be made by or through an Eligible Institution;

(ii)           a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the Depositary prior to the expiration of the Offer; and

(iii)           the certificates for all physically delivered Warrants in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the Depositary’s account at DTC of all Warrants delivered electronically, in each case together with a properly completed and duly executed Amended and Restated Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by this Amended and Restated Letter of Transmittal, must be received by the Depositary within three NASDAQ Capital Market trading days after the date the Depositary receives such Notice of Guaranteed Delivery, all as provided in the Offer Letter, as amended and supplemented by the Supplement.

The method of delivery of all documents, including Warrant certificates, the Amended and Restated Letter of Transmittal and any other required documents, is at the election and risk of the tendering holder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by the Offer Letter, as amended and supplemented by the Supplement,  no alternative or contingent exercises will be accepted.

3.           INADEQUATE SPACE.   If the space provided in the box captioned “Description of Warrants Exercised” is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule and attached to this Amended and Restated Letter of Transmittal.

4.           WARRANTS EXERCISED.   Warrant holders who choose to participate in the Offer may exercise some or all of such holder’s Warrants pursuant to the terms of the Offer.

5.           SIGNATURES ON AMENDED AND RESTATED LETTER OF TRANSMITTAL.

(a)           If this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b)           If the Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Amended and Restated Letter of Transmittal.

(c)           If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Amended and Restated Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

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(d)           When this Amended and Restated Letter of Transmittal is signed by the registered holder(s) of the Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Warrants or separate ordinary share power(s) are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Amended and Restated  Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate ordinary share power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or ordinary share power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e)           If this Amended and Restated  Letter of Transmittal or any certificate(s) or ordinary share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6.           SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS.   If certificates for Common Stock purchased upon exercise of the Warrants are to be issued in the name of a person other than the signer of the Amended and Restated Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Amended and Restated Letter of Transmittal or to the signer at a different address, the boxes captioned “Special Issuance Instructions” and/or “Special Delivery Instructions” on this Amended and Restated Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 5.

7.           IRREGULARITIES.   All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrants, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

8.           QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.   Please direct questions or requests for assistance, or for additional copies of the Offer Letter, Supplement, Letter of Transmittal or other materials, in writing to:

Morrow & Co., LLC
470 West Avenue, Stamford, CT 06902
Warrant holders, please call: (800) 607-0088
Banks and brokerage firms, please call: (800) 662-5200

IMPORTANT: THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

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